UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2019

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On October 3, 2019, at a special meeting, the stockholders of TransDigm Group Incorporated (the “Company”) voted to approve and adopt the Company’s 2019 Stock Option Plan (the “Plan”). The Plan was approved by the Company’s Board of Directors on August 5, 2019, subject to stockholder approval.
The Plan is designed to assist the Company in attracting, retaining, motivating and rewarding key employees, directors or consultants, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of key employees, directors or consultants with those of the Company’s stockholders. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the "Committee"). Pursuant to the terms of the Plan, the Committee is authorized to grant incentive stock options and nonqualified stock options each with an exercise price not less than the per share fair market value of Company’s shares of Common Stock on the date the option is granted and a term of no more than ten years.
The number of the Company’s shares of Common Stock reserved for awards under the Plan is 4,000,000, subject to certain capitalization adjustments. The Plan provides that no more than 1,500,000 shares of Common Stock will be the subject of options granted to any single participant during any 12-month period. The amounts that will be received by or allocated to certain executive officers under the Plan are not determinable; however, the Company anticipates that it will make option grants consistent with past practice.
The Board of Directors has the authority to amend, suspend or terminate the Plan; provided, however, that any amendment that must be approved by shareholders will not be effective unless and until shareholder approval has been obtained.
The foregoing summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of a Vote to Security Holders.
On October 3, 2019, the Company conducted a Special Meeting of Stockholders. At the meeting, the Company’s stockholders voted on a proposal to approve and adopt the Company’s 2019 Stock Option Plan (described above). The particulars of the vote are set forth below:
Proposal 1 – To Approve and Adopt the Company's 2019 Stock Option Plan:

FOR	41,466,663
AGAINST	7,589,303
ABSTAIN	15,869
No other matters were brought before stockholders for a vote at the meeting.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit	Description

10.1	TransDigm Group Incorporated 2019 Stock Option Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Michael Lisman
Michael Lisman
Chief Financial Officer (Principal Financial Officer)

Date: October 4, 2019

Exhibit Index

Exhibit No.	Description
10.1	TransDigm Group Incorporated 2019 Stock Option Plan